FRONT OF CERTIFICATE

                             SMITHFIELD FOODS, INC.

                       a corporation organized under the
                         Laws of the State of Delaware
                              (the "Corporation")

THIS CERTIFIES THAT Sumitomo Corporation of America, a New York corporation, is the registered holder of Two Thousand (2,000) fully paid and non-assessable share of the Series C 6-3/4% Cumulative Convertible Preferred Stock of Smithfield Foods, Inc. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Composite Certificate of Incorporation, as amended, of the Corporation (including without limitation all of the provisions of the Certificate of Designations for the Series C 6-3/4% Cumulative Convertible Preferred Stock), to all of which the holder hereof by the acceptance of this Certificate assents.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 26th day of October A.D. 1995.

/s/ AARON D. TRUB                                 /s/ JOHN O. NIELSON
 (Signature)                                      (Signature)

Secretary and                                     President and
Treasurer                                         Chief Operating Officer

                              BACK OF CERTIFICATE

                             SMITHFIELD FOODS, INC.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights between the shares of each such class or series so far as the same have been fixed and determined, and of the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series.

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH SUCH SECURITIES MAY BE CONVERTED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND NONE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT AND SUCH STATE LAWS OR IN THE OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY) EXEMPTIONS ARE AVAILABLE.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

- ------------------------------------------------------------------------
               (Please print or type name and address of assignee)

- ------------------------------------------------------------------------

- ------------------------------------------------------------------------

- ------------------------------------------------------------------------
shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint __________________________ ____________________________________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated__________          Signature_____________________________________________
                                  NOTE: The above signature must correspond with the name on the face of this Certificate in every particular.




                              NOTICE OF CONVERSION

        The undersigned holder of this Certificate for two thousand (2,000) shares of Series C 6-3/4% Cumulative Convertible Preferred Stock ("Series C Preferred Stock") of Smithfield Foods, Inc. hereby irrevocably exercises the option to convert _____________ shares (which must be whole shares) of the underlying Series C Preferred Stock represented by this Certificate into shares of Common Stock (and any other applicable securities or property) of Smithfield Foods, Inc. in accordance with the terms and conditions of the Series C Preferred Stock, including the Certificate of Designations in respect thereof, and directs that the securities deliverable upon such conversion be registered in the name of and delivered, together with a check in payment of any fractional share and any other property deliverable upon such conversion, to the undersigned unless a different name has been indicated below. If securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of shares of the Series C Preferred Stock indicated above is less than the number of shares of Series C Preferred Stock represented by this Certificate, the undersigned directs that Smithfield Foods, Inc. issue to the undersigned, unless a different name is indicated below, a new Certificate for the balance of the Series C Preferred Stock not to be converted.

Dated __________      Signature _____________________________________________
                                NOTE: The above signature should correspond exactly with the name on the face of this Certificate or with the name of the assignee appearing in the assignment form below.

- ------------------------------------------------------------------------
          (Please print or type name and address of registered holder)

- ------------------------------------------------------------------------

- ------------------------------------------------------------------------
             (Please indicate delivery instructions, if applicable)

- ------------------------------------------------------------------------

The certificate representing shares of Common Stock into which the shares of Series C Preferred Stock represented hereby will have been converted, if any, may entitle the holder thereof to certain rights as set forth in a Rights Agreement between Smithfield Foods, Inc. and the Rights Agent, dated as of May 8, 1991, as amended, and as the same may be further amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Smithfield Foods, Inc. Smithfield Foods, Inc. will mail to the holder of this Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.